POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Lynn K. Patterson with full power to act without the other, his true and lawful attorney-in-fact and agent with full and several power of substitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments, including post-effective amendments, and supplements to the Registration Statements for the CP HOLDRS(SM) Deposit Facility and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and conforming all that said attorney-in-fact and agent, or her substitute, may lawfully do or cause to be done by virtue hereof.

Dated as of the 10th day of February, 2009

Signature	Title

/s/ Dan Mida	Executive Vice President
Name: Dan Mida